Exhibit 10.1

                                0838373 B.C. LTD.
                              URBAN CULTIVATOR INC.
                       BC NORTHERN LIGHTS ENTERPRISES LTD.
                                 W3 METALS INC.
                          Unit 311 - 13060 80th Avenue
                    Surrey, British Columbia, Canada V3W 3B2

October 3, 2014

Mr. Frank Terzo
Urban Hydroponics, Inc.
Suite 433, 4045 Sheridan Avenue
Miami Beach, Florida  33140
United States

Gentlemen:

We are pleased to submit this letter of intent ("Letter of Intent") whereby 0838373 B.C. Ltd. ("Numbered Company"), Urban Cultivator Inc. ("UC"), BC Northern Lights Enterprises Ltd. ("BCNL") and W3 Metal Inc. ("W3", and together with Numbered Company, UC and BCNL, the "Companies") intend to complete a private placement offering, merger and related transactions with Urban Hydroponics, Inc., formerly known as Placer Del Mar Ltd., and/or its affiliates ("UH"), a U.S. publicly traded company. You and we agree that this Letter of Intent is binding, subject to Item 22 hereof, and supersedes and replaces any and all prior oral and/or written agreements.

ITEM                                    DESCRIPTION
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1. STRUCTURE             The Companies are privately held corporations organized
                         under the laws of British Columbia, Canada. UH is a publicly traded corporation currently quoted on the OTC Markets Group Inc. QB Tier under the symbol "URHY" and
                         filing   reports  with  the   Securities  and  Exchange
                         Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of whose
                         common  stock  were   registered   on  a   registration
                         statement under the Securities Act of 1933, as amended (the "Securities Act") and are registered under the Exchange Act. UH is organized under the laws of the State of Nevada, United States.

                         The Companies will enter into a reverse triangular merger with UH and a newly formed Canadian acquisition subsidiary ("Subco") of UH, which merger (the "Merger") shall be conducted in a tax-efficient manner under the tax laws of Canada and the United States, and pursuant to which all of the outstanding shares of capital stock of the Companies will be cancelled in exchange for
                         shares  Subco  (the   "Exchangeable   Shares"),   which
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ITEM                                    DESCRIPTION
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                         Exchangeable  Shares must be  exchanged  by the holders
                         thereof into UH common stock ("Common Stock") on or before October 30, 2019; and simultaneously UH will conduct a private placement offering (the "PPO") of its securities on the terms and conditions described below. The Companies reserve the right to complete a business combination among themselves and affiliated companies prior to completing the Merger.

                         The anticipated closing date for the Merger and the PPO (the "Closing Date") will be on or before October 31, 2014, with a possible extension at the option of UH to the earlier of November 30, 2014 and the date of completion and execution of the definitive agreements, and subject to completion and delivery of audited and interim unaudited financial statements of the Companies pro forma the Merger, compliant with applicable SEC regulations for inclusion under Item 2.01(f) and/or
                         5.01(a)(8)   of   SEC   Form   8-K   (the    "Financial
                         Statements").

                         The transactions described in this Letter of Intent will hereinafter be referred to as the "Transaction" or "Transactions." All references in this Letter of Intent to "$" or "dollars" are to United States dollars, unless the context specifically provides otherwise.

2. MERGER AND
   SPLIT-OFF             The  definitive  merger  agreement  among  UH  and  the
                         Companies  and  the  acquisition   subsidiary  ("Merger
                         Agreement") will contain customary representations and warranties for a transaction of this type, as mutually agreed between the Companies, UH and Subco, including the following representations, warranties and covenants to be made by UH (and Subco, as applicable) on the date of the Merger Agreement and on the Closing Date:

                         (a) UH is a State of Nevada corporation in good standing whose shares are presently eligible for quotation on the OTC Markets (or another over-the-counter market to be agreed on) and not subject to any notice of suspension or delisting;

                    (b) UH has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or are exempt from registration; and UH is not in violation or breach of, conflict with, or default under (with or without the passage of time or the giving of notice or both) any provisions of (a) UH incorporation documents or (b) any mortgage, indenture, lease, license or any other agreement or instrument;

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ITEM                                    DESCRIPTION
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                    (c)  no   order   suspending   the   effectiveness   of  any
                         registration statement of UH under the Securities Act or the Exchange Act has been issued by the SEC and, to UH's knowledge, no proceedings for that purpose have been initiated or threatened by the SEC;

                    (d) UH is not and has not, and the past and present officers, directors and affiliates of UH are not and have not, been the subject of, nor does any officer or director of UH have any reason to believe that UH or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

                    (e) UH is not and has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation. Litigation shall be deemed "material" if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate;

                    (f) UH has not, and the past and present officers, directors and affiliates of UH have not, been the subject of, nor does any officer or director of UH have any reason to believe that UH or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency;

                    (g) UH does not, on the Closing Date, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, except as set forth in the Merger Agreement (which shall not exceed $25,000 in the aggregate, exclusive of professional fees and expenses related to any of the transactions contemplated by this Letter of Intent (the "Transactions") and the Brokers' Fees (as defined below)); and

                    (h) the issued and outstanding share capital of UH, immediately prior to the closing date, has been duly authorized and is validly issued, are fully paid, non-assessable, and has been issued in accordance with all applicable laws, including, but not limited to, the Securities Act.

                         The Merger Agreement will contain customary indemnification provisions to secure breaches of representations and warranties reasonably satisfactory to the parties and such other terms and provisions as shall be mutually agreed upon between the Companies and UH consistent with the provisions in this Letter of Intent.

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ITEM                                    DESCRIPTION
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                         Contemporaneous  with the Merger,  UH will transfer all
                         of its pre-merger operating assets and liabilities,  if
                         any,  to  a  newly  formed   wholly  owned   subsidiary
                         ("Split-Off Subsidiary"). Thereafter, contemporaneously with the closing of the Merger, UH shall transfer all of the outstanding shares of capital stock of Split-Off Subsidiary to UH's pre-Merger insiders, in exchange for the surrender and cancellation of 22,000,000 shares of UH Common Stock held by such persons (the "Split-Off").

                         Closing of the Merger and of at least the Minimum PPO (as defined below) will each be a condition precedent to the other and will occur simultaneously.

3. UH BRIDGE
   FINANCING             The Companies and Valor Invest Ltd.  ("Valor")  entered
                         into a term  sheet  dated  May 5,  2014 in  respect  of
                         bridge financing for the Transaction.  Subsequently UC,
                         BCNL  and W3  (collectively,  the  "Borrowers")  and UH
                         entered  into a bridge  loan  agreement  dated  May 20,
                         2014,  as may be  amended  from time to time (the "Loan
                         Agreement")  whereby UH agreed to provide the Borrowers
                         bridge  financing (the "Bridge  Financing") in exchange
                         for  secured  promissory  notes of the  Borrowers  (the
                         "Borrowers  Notes")  by way of the offer and sale by UH
                         to certain  accredited  or  non-U.S.  investors  of its
                         senior secured  convertible notes (the "Bridge Notes"),
                         to  enable  UH  to  advance  sufficient  funds  to  the
                         Borrowers to meet a portion of their  specific  working
                         capital  requirements as set forth on Exhibit A hereto.
                         On the last business day of each month beginning in May
                         2014 and ending on the last day of October 2014, UH has
                         agreed to arrange  additional  lending to the Borrowers
                         of   $120,000   per  month  (the   "Additional   Bridge
                         Financing").  As of  September  30,  2014,  a total  of
                         $640,000  in Bridge  Financing  and  Additional  Bridge
                         Financing  had been advanced  under the Loan  Agreement
                         against the delivery of two  Borrowers  Notes issued by
                         the  Borrowers on May 20, 2014 and June 4, 2014 (in the
                         amount of $400,000 and $120,000,  respectively), with a
                         third  Borrowers Note to be dated July 16, 2014 (in the
                         amount of $120,000)  and  immediately  delivered to UH.
                         Advances  for  August  and  September  2014  Additional
                         Bridge  Financing (in the amount of $120,000  each) are
                         to  be  delivered  in  trust  to  Borrowers'   counsel,
                         Boughton  Law Corp.  ("Boughton")  to be  released  and
                         delivered to the  Borrowers  against  delivery of fully
                         executed  Borrower's Notes and an executed copy of this
                         Letter of Intent to UH.  Delivery by the  Borrowers  of
                         the  Borrowers'  Notes to UH, for the July,  August and
                         September  2014  advances  (in the  amount of  $120,000
                         each) shall constitute conditions precedent to the delivery of this Letter of Intent.

                         The Bridge Notes bear interest at the rate of ten percent (10%) per annum and are payable eight (8) months from the date of issuance, subject to earlier conversion as described below. The interest on the

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ITEM                                    DESCRIPTION
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                         Bridge  Notes  shall be accrued and shall be payable at
                         maturity;   provided  that  if  the  Bridge  Notes  are
                         converted as described below, accrued interest shall be converted into the PPO (as defined below).

                         The Borrowers Notes will be for a term equal to the term of the Bridge Notes and will bear interest at the same rate as the Bridge Notes; provided that upon the Closing of the Merger, all amounts outstanding under any issued Borrowers Notes shall be forgiven, and the Borrowers Notes shall be deemed repaid in full. No interest shall be payable on the Bridge Notes prior to maturity.

                         The Borrowers (UC, BCNL and W3) are jointly and severally liable for repayment of the Bridge Financing and Additional Bridge Financing as evidenced by the Borrowers Notes, and any action or event by one of the Borrowers constituting an event of default will be deemed a default by each of the other Borrowers. The events of default included in the form of notes issued by the Borrowers in connection with the Bridge Financing and the Additional Bridge Financing are substantially in the form set out on Exhibit D hereto. Upon the occurrence of an event of default under the Bridge Financing or any Additional Bridge Financing, the interest rate will increase to a to be agreed upon rate of default. The Bridge Financing and any Additional Bridge Financing may not be prepaid in whole or in part prior to maturity without the prior written approval of UH.

                         BCNL, as borrower, has entered into a Royal Bank of Canada Loan Agreement (Form 460) (the "RBC Loan Agreement") dated September 21, 2011 with Royal Bank of Canada (the "Lender") for demand credit facilities in the aggregate amount of $325,000 (the "Credit Facility"), pursuant to which BCNL granted a first ranking security interest in all of its personal property to the Lender, and each of W3 and UC guaranteed the Credit Facility and also granted a first ranking security interest in all of their personal property to the Lender.

                         The Lender has registered security interests secured by all of the personal property of each of the Borrowers pursuant to the RBC Loan Agreement. Provided that the current security registration in favour of the Lender so permits, the Bridge Notes and the Additional Bridge Notes will be secured by one or more perfected subordinated second charge security interests on all of the assets of each of the Borrowers and their subsidiaries (if any). The security interests will be released upon conversion or repayment of the Bridge Notes in full.

                         Valor and/or any of its affiliates, agents or assigns, will have the right to pay out any balance owing under the RBC Loan Agreement directly to Lender, or otherwise assume the priority interest of the Lender, at any time by delivering 10 day's prior written notice of its intention to do so to the Borrowers.

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ITEM                                    DESCRIPTION
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                         Upon the  closing of the Merger and the Minimum PPO (as
                         defined below), the outstanding principal amount of the Bridge Notes (and any accrued and unpaid interest) will be converted into Units (as defined below) on the same terms as the PPO (as described below), except that upon such conversion, holders of the Bridge Notes and the Additional Bridge Notes shall receive along with each Unit received one additional warrant (the "Bridge Warrants") on the same terms as the PPO Warrants (as defined below). The aggregate amount over and above $500,000 so converted will be included in the gross proceeds of the PPO (as defined below) for purposes of meeting the target amount of the Minimum PPO (as defined below).

4. PRIVATE
   PLACEMENT
   OFFERING UH will conduct a private placement offering pursuant to Regulation D and/or Regulation S under the Securities Act and any and all applicable state securities laws (the "PPO") for minimum gross proceeds of $2,500,000 (the "Minimum PPO") through the sale of 8,333,334 Units (as defined below) of UH's securities, at an offering price of $0.30 per Unit (the "PPO Offering Price"), each unit ("Unit") comprised of one
                         (1) share of UH's Common Stock and a warrant to purchase one (1) share of Common Stock at an exercise price of $0.35 per share for two (2) years after the Closing Date (the "PPO Warrants"). UH may, with the consent of the Companies, sell up to an additional 1,700,000 Units at the PPO Offering Price for proceeds of $510,000 (the "Over-Allotment Option") in the event the PPO is oversubscribed. The principal amount of the Additional Bridge Notes along with accrued interest on such notes shall be counted towards the Minimum PPO amount.

                         Each share of Common Stock will be entitled to one vote per share.

                         The closing of the Merger will occur upon (a) the closing of at least the Minimum PPO, (b) the completion and delivery by the Companies to UH of the Financial Statements, and (c) execution of the definitive documentation for the Merger and related transactions in form and substance satisfactory to each party.

5. BROKER/DEALER         A  non-U.S.   broker-dealer  shall  be  engaged  on  an
                         exclusive  basis as  placement  agent  (the  "Placement
                         Agent"), on a best efforts basis, for the offer and sale of the PPO Units to non-U.S. persons, pursuant to a placement agent agreement to be executed by the parties, in a form satisfactory to UH and the Companies
                         (the "Placement Agent Agreement").

                         Each Placement Agent will be paid a total cash commission of ten percent (10%) of funds raised from investors in the PPO ("Brokers' Fees") and will receive

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ITEM                                    DESCRIPTION
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                         warrants  to  purchase  a number of shares of UH Common
                         Stock equal to ten percent (10%) of the number of shares of UH Common Stock sold to investors in the PPO, exercisable for a term of two (2) years after the Closing Date at an exercise price of $0.30 per share (the "Brokers' Warrants"). The Placement Agent will be paid an additional cash commission of two and a half percent (2.5%) of funds raised through the exercise of Bridge Warrants and PPO Warrants issued to investors.

                         Payment of the Brokers'Fees and issuance of the Brokers' Warrants shall also apply to the aggregate amount of funds raised through the sale of the Bridge Notes over and above $500,000. Valor, or one of its assignees shall receive a fee of $50,000 (of which Valor has received $20,000) for the placement of the initial $500,000 in Bridge Notes.

                         Any sub-agent (which may include U.S.-registered broker-dealers) of the Placement Agent that introduces investors to the PPO shall be entitled to share in the cash fees and warrants attributable to those investors.

6. CONSIDERATION;
   CAPITALIZATION        As of July 1, 2014, UH has an authorized capitalization
                         of  300,000,000  shares of Common Stock and  10,000,000
                         million shares of "blank check" preferred stock. The issued and outstanding share capital of UH as of October 3, 2014 is 34,400,000 shares of Common Stock and no shares of preferred stock.

                         As a condition to, and concurrent with completion of the Merger, UH shall complete the Split off and have no more than 12,400,000 shares of Common Stock and no shares of preferred stock issued and outstanding in the hands of its preexisting securityholders as of the Closing Date.

                         The outstanding capitalization of the Companies on the date hereof is set forth on Exhibit B hereto. In consideration for the Merger, the stockholders of the Companies shall receive, in exchange for all of their outstanding shares of capital stock of the Companies, on a fully-diluted basis, an aggregate of 32,000,000 shares of UH Common Stock (the "Vend-In Stock"), such shares to be restricted shares of UH Common Stock subject to the Stock Registration Rights (as defined below), to be issued pro rata (5,000,000 shares to the shareholders of UC and 27,000,000 shares to the shareholders of 0838373 B.C. Ltd. the sole shareholder of BCNL and W3).

                         As an incentive to provide ongoing assistance with the management of UH post-Merger, UH shall allot to Tarren Wolfe or his designated assigns, an additional 10,000,000 restricted shares (the "Earn-Out Shares") of UH Common Stock for allocation and release annually over a period of 5 years starting with fiscal 2015 and ending with fiscal 2019, with the first such release to occur forthwith upon completion of the audited

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ITEM                                    DESCRIPTION
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                         financial statements of UH for such fiscal year, on the
                         basis of 1 share of UH Common Stock to be issued for each $5 of revenue earned in such fiscal year.

                         FOR ILLUSTRATIVE PURPOSES ONLY, ASSUMING THE COMPANIES GENERATE COMBINED REVENUES OF $5 MILLION FOR THE FISCAL YEAR ENDING OCTOBER 31, 2015, UH WOULD ALLOCATE AND RELEASE TO TARREN WOLFE AND /OR HIS DESIGNATED ASSIGNS 1 MILLION OF THE EARN-OUT SHARES FOR YEAR 1.

                         UH  shall  complete  the  aforementioned   calculations
                         annually forthwith upon completion of the audited financial statements and shall deliver same to Tarren Wolfe along with a request for confirmation of the registration and delivery instructions for the Earn-Out Shares prior to issuing and releasing any Earn-Out Shares.

                         The investors in the PPO and in the Bridge Financing inclusive of the initial $500,000 Bridge Financing will own 10,000,000 restricted shares (subject to registration rights as provided below) of UH Common Stock if the Minimum PPO is sold (without giving effect to any sale of the Over-Allotment Option or exercise of PPO Warrants or Bridge Warrants).

                         The stockholders of UH prior to the Merger and PPO will retain, after giving effect to the surrender and cancellation of 22,000,000 restricted shares of UH Common Stock in the Split-Off, 12,400,000 shares of UH Common Stock.

                         Prior to the execution of the Definitive Agreement, Valor shall nominate one or more third parties (the "Optionee"), who will be granted an option (the "Purchase Option") to purchase 10,000,000 shares of UH Common Stock or Exchangeable Shares received in the Merger, as the case may be (the "Option Shares") from Tarren Wolfe or any of his associates or affiliates. The Purchase Option shall be exercisable for a period of nine months after the Closing Date at an exercise price of US$0.40 per Option Share, to be exercised by the Optionee as follows: (i) 2,500,000 of the Option Shares within 30 days after the Closing Date (the "First Option Exercise"); (ii) 2,500,000 of the Option Shares within 3 months after the Closing Date (the "Second Option Exercise"); (iii) 2,500,000 of the Option Shares within 6 months after the Closing Date; and (iv) 2,500,000 of the Options Shares within 9 months after the Closing Date.

                         The Vend-In Stock and Earn-Out Shares will not be subject to the registration rights set out in Item 10 below unless any one of the First Option Exercise and Second Option Exercise are not made to the Optionee, in which case the Vend-In Stock and Earn-Out Shares will become registerable in accordance with Item 10 forthwith upon default of any such option exercise (the "Stock Registration Rights").

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ITEM                                    DESCRIPTION
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                         Prior to the Closing Date, the Board of Directors of UH
                         (the "Board") shall have adopted an Equity Incentive Plan (the "EIP") for the future issuance of up to 7,600,000 shares of UH Common Stock, at the discretion of the Board, as incentive awards to officers, key employees, consultants and directors. UH may not during the first year following closing of the Merger grant awards under the EIP in excess of 3,500,000 shares of UH Common Stock.

                         Upon the closing of the Merger, UH shall issue to Gottbetter & Partners, LLP ("G&P") 400,000 restricted shares of its Common Stock as settlement in full of all outstanding invoices owed to G&P by UH for past legal services rendered to UH by G&P.

                         The actual and fully diluted capitalizations of UH upon closing of the Merger (without giving effect to any sale of the Over-Allotment Option) are set forth in the capitalization tables attached hereto as Exhibit C.

7. FINANCIAL
   STATEMENTS
   OF THE
   COMPANIES;
   SIGNING DATE;
   CASH CONTROLS         On or prior to the Closing Date,  the  Companies  shall
                         deliver  the   Financial   Statements   to  UH.  It  is
                         contemplated   that  the  Merger  Agreement  and  other
                         documents and agreements concerning the Transactions will be signed on or before the last day of the Exclusivity Period (as defined below).

                         Notwithstanding anything to the contrary set out in this Letter of Intent and except as otherwise set forth below, all new material expenditures undertaken by UH from the date hereof until the closing of the Merger, excluding those fees and expenses relating to the Transactions referenced in Section 13 below, must be approved in writing by either Tarren Wolfe or Eric Sloan. Subsequent to the closing of the Merger, the only signatories to any UH bank account will be Tarren Wolfe, Eric Sloan and a Chief Financial Officer to be appointed after closing at the discretion of the Board as set out in Item 8 below. Subsequent to the closing of the Merger, all material expenditures greater than $25,000 shall be approved by two UH signatories.

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ITEM                                    DESCRIPTION
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8. BOARD OF
   DIRECTORS;
   OFFICERS;
   EMPLOYMENT
   AGREEMENTS            On the Closing  Date,  the Board shall  consist of five
                         (5) members, at least three (3) of whom shall be independent. Two (2) of the independent directors shall be nominated by Valor and the Companies upon mutual agreement and one (1) of the independent directors shall be nominated by Tarren Wolfe. The remaining two
                         (2) directors shall be Tarren Wolfe, who shall also be nominated as Chairman, and Eric Sloan. After closing, the Board shall choose a Chief Financial Officer and head of sales and marketing reasonably acceptable to all members of the Board.

                         On the Closing Date, all of the current officers and directors of UH shall resign and, simultaneously therewith, (a) the new Board shall be appointed as described above; and (b) such officers of UH shall be appointed as shall be determined by the Companies, who shall include Tarren Wolfe as Chief Executive Officer and Eric Sloan as President.

                         Any such other employees as the Companies shall designate shall, upon the closing of the Merger, along with the officers appointed as officers of UH, each have employment agreements with UH satisfactory to the Companies, UH and the respective employees.

9. FINDERS' FEES         UH shall pay  finders'  and/or  consultants'  fees (the
                         "Finders   Fees")  in  the  form  of  no  greater  than
                         1,200,000 UH Common Stock to be issued to three parties in connection with the PPO and Merger.

10. REGISTRATION         No later than one year from the final  Closing  Date of
                         the PPO,  UH shall file a  registration  statement  (on
                         Form  S-1,   or   similar   form)  with  the  SEC  (the
                         "Registration  Statement")  covering  (a) the shares of
                         Common  Stock  issued  in the PPO,  (b) the  shares  of
                         Common  Stock   issuable   upon  exercise  of  the  PPO
                         Warrants,  (c) the Option Shares, and (d) the shares of
                         Common  Stock  underlying  the  Brokers'  Warrants  and
                         Bridge   Warrants   (collectively,   the   "Registrable
                         Shares").  In addition,  subject to either of the First
                         Option Exercise and the Second Option Exercise not be being made as contemplated by Item 6, the Vend-In Stock and the Earn-Out Shares shall also become "Registrable
                         Shares" immediately upon default of any such option exercise and be subject to registration as contemplated in this Item 10.

                         UH shall use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within one hundred eighty (180) calendar days of filing with the SEC. If UH is late in filing the Registration Statement or if the Registration Statement is not declared effective within one hundred eighty
                         (180) days of filing with the SEC, monetary penalties payable by UH to the holders of Registrable Shares that have not been so registered will begin to accrue and cumulate at a rate equal to one-half of one percent (0.50%) of the Offering Price per share for each full month that (i) UH is late in filing the Registration

ITEM                                    DESCRIPTION
----                                    -----------

                         Statement or (ii) the Registration Statement is late in being declared effective by the SEC; provided, however, that in no event shall the aggregate of any such penalties exceed five percent (5%) of the Offering
                         Price per share. Notwithstanding the foregoing, no penalties shall accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement (a "Cutback Comment") or after the shares may be resold under Rule 144 or another exemption from registration under the Securities Act.

                         UH shall keep the Registration Statement "evergreen" for two (2) years from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to the holders of Registrable Shares with respect to all of their Registrable Shares, whichever is earlier.

                         In any follow-on "best efforts" private placement offering of UH's securities that provides for registration rights, the PPO investors who have not yet sold their Registrable Shares will be entitled to "piggyback" registration rights.

                         The holders of Registrable Shares (including any shares of Common Stock removed from the Registration Statement as a result of a Cutback Comment) shall have "piggyback" registration rights for such Registrable Shares with respect to any registration statement filed by UH following the effectiveness of the aforementioned Registration Statement that would permit the inclusion of such underlying shares.

                         In addition, for a period of twelve (12) months following the closing of the Transactions, UH shall not register, nor shall it take any action to facilitate registration, under the Securities Act, the shares of the Common Stock of UH issued pursuant to the Merger to the "Restricted Holders," as defined below, or the Earn-Out Shares. The above restriction shall not prohibit UH from (a) registering on Form S-8 Common Stock issued under the EIP, as and to the extent permitted under the Securities Act, to persons other than Restricted Holders or (b) registering for resale the shares of Common Stock held by Restricted Holders in a Permitted Resale (as defined below).

11. RESTRICTION
    ON SALE;
    NO SHORTING;
    ORGANIC CHANGE       All  securities  issued  pursuant  to the  Merger,  the
                         earn-out   and  in  the  PPO   will   be   "restricted"
                         securities, excluding the Option Shares, and shall be subject to all applicable resale restrictions specified by federal and state securities laws. At closing of the Merger, all officers; directors; stockholders holding ten percent (10%) or more of the Common Stock of UH after giving effect to the Merger, the Split-Off and the PPO of UH; and key employees agreed by UH and the Companies (each a "Restricted Holder"; collectively the

ITEM                                    DESCRIPTION
----                                    -----------

                         "Restricted Holders"), but excluding Tarren Wolfe in respect of the Option Shares and any purchaser of any of the Option Shares, shall enter into Lock-Up
                         Agreements with UH for a term of twelve (12) months, subject to earlier termination with the approval of disinterested members of the Board.

                         In addition, each Restricted Holder, excluding any purchaser of any of the Option Shares, shall agree that it will not, for a period of twelve (12) months following the Closing Date, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

12. CONDITIONS
    TO CLOSING;
    NAME CHANGE          The Merger shall  include  certain  customary and other
                         closing conditions including the following:

                         (i) consummation of all required definitive instruments and agreements, including, but not limited to, the Merger Agreement, in forms acceptable to UH and the Companies and employment agreements as specified in Item 8;

                         (ii) each of the parties obtaining all necessary board, shareholder and third party consents, including but not limited to the EIP;

                         (iii)  satisfactory  completion by UH and the Companies
                                of  all   necessary   technical  and  legal  due
                                diligence;

                         (iv) the completion of the offer and sale of the Minimum PPO;

                         (v) UH's shares of Common Stock shall be quoted on the OTC, UH shall not be subject to any notice of suspension or delisting, its common shares shall be registered with the SEC, and it shall have filed all reports required to be filed by it with the SEC under applicable securities laws, all as of the Closing Date;

                         (vi) no material indebtedness or pending or threatened litigation against UH as of Closing Date other than as disclosed on the appropriate schedule to the Merger Agreement; and

                         (vii)  receipt by UH of the Financial Statements.

ITEM                                    DESCRIPTION
----                                    -----------

13. PRE-CLOSING
    COVENANTS            UH and the  Companies  shall  each  cooperate  with the
                         other and use their  reasonable best efforts to execute
                         and  deliver  the  Merger   Agreement   and  all  other
                         documents   necessary   or   desirable  to  effect  the
                         Transactions as soon as possible and to thereafter satisfy each of the conditions to closing specified thereunder.

14. CLOSING COSTS        All fees and expenses relating to the Bridge Notes, the
                         Additional  Bridge Notes,  the Bridge Financing and the
                         Additional  Bridge  Financing(s),   including  but  not
                         limited to legal and accounting fees, will be payable at each closing of the Bridge Notes or the Additional
                         Bridge Notes, as the case may be, from the proceeds thereof. All fees and expenses relating to the other
                         Transactions,  including  but not  limited to  Brokers'
                         Fees and legal and accounting fees of the Companies and UH, will be payable at each closing of the PPO from the proceeds thereof.

15. EXCLUSIVITY;
    BREAK FEE            From and after the date of the execution of this Letter
                         of Intent through and including October 31, 2014, with a possible extension at the option of UH to November
                         30, 2014 (the "Exclusivity  Period"), the Companies and
                         UH each hereby covenant and agree that it will not enter into any public offering, merger, combination, divestiture, financing, joint venture, sale and/or acquisition agreement in whatever form, except for agreements in the ordinary course of business or enter into any other transaction that would preclude the consummation of the Bridge Financing or the Additional
                         Bridge Financing(s), the PPO and the Merger Agreement consistent with the terms set forth in this Letter of Intent (an "Alternative Business Transaction"), nor will the Companies enter into any discussions or negotiations with respect thereto with any other person other than UH.

                         If the Transactions are not completed as a result of the Companies' decision, at any time, to breach this
                         Item 15 and pursue an Alternative Business Transaction, the Companies shall immediately pay UH the amount of $100,000 payable in cash as a break fee.

                         UH may terminate this Letter of Intent and its obligations hereunder following receipt of the Financial Statements if, upon review by UH, the Financial Statements are unsatisfactory to UH in UH's sole discretion, in which case UH shall have no further liability or obligation to the Companies.

                         During the Exclusivity Period, the Companies and UH will each incur legal and other costs and expenses in connection with the negotiation of the Transaction and certain due diligence activities relating thereto. UH will provide the Companies with all information necessary or desirable for the Companies to complete their due diligence investigation of UH and will cooperate with all reasonable requests for additional information from the Companies.

ITEM                                    DESCRIPTION
----                                    -----------

16. GOVERNING LAW        This Letter of Intent shall be governed  and  construed
                         in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

17. USE OF PROCEEDS      UH shall  receive  the gross  proceeds  from the Bridge
                         Notes  and  the  PPO,   less   brokerage   commissions,
                         investment banking, legal and accounting fees directly relating to the Transactions (including those of the Companies), as set forth herein, subject to the terms of the Placement Agent Agreement. The net proceeds of the Bridge Notes and the Bridge Financing, and the Additional Bridge Notes and the Additional Bridge
                         Financing(s), will be used as described above, and the net proceeds of the PPO will be used as set forth on Exhibit A hereto.

18. TERMINATION AND
    EFFECTS OF
    TERMINATION          The obligations of the parties to each other under this
                         Letter  of  Intent  shall  terminate  upon the first to
                         occur of (i) the expiration of the Exclusivity  Period,
                         (ii)  termination  by UH or the  Companies  pursuant to
                         Item 15 of this Letter of Intent or (iii) the execution
                         and delivery of a Merger Agreement among the Companies,
                         UH  and  Subco,   provided  that  the   provisions  and
                         obligations of the parties created by Items 14, 15, 17, 18, 19 and 20 hereof shall survive the termination of this Letter of Intent. In the event of termination of this Letter of Intent by either party for any reason whatsoever, each party shall be responsible for its own professional fees, and other expenses incurred by it.

19. CONFIDENTIALITY      Each of the parties to this Letter of Intent  agrees to
                         maintain  the  confidentiality  of the  terms  of  this
                         Letter of Intent and the  Transactions,  and not to use
                         any  information it may learn about the other party for
                         any purpose other than to consummate the  Transactions.
                         Further,  no disclosure of any  information  concerning
                         this  Letter  of  Intent,   the   Transactions  or  any
                         confidential  information  delivered by either party to
                         the  other  pursuant  to this  Letter  of Intent or the
                         Transactions  shall be  disclosed  to any other  person
                         unless  and until such  other  person  shall have first
                         executed  and   delivered  a  written   confidentiality
                         agreement (or is otherwise  legally bound by reasonably
                         comparable  confidentiality  obligations existing under
                         contract or  pursuant  to the terms of his,  her or its
                         work with any party to this  Letter of Intent) by which
                         such  person   agrees  to  hold  in   confidence   such
                         confidential   information,   which   obligation  shall
                         continue indefinitely, except as required by federal and/or state securities laws.

                         The parties may publish a press release upon execution of this Letter of Intent, the contents of which will be subject to the prior approval of all parties, not to be unreasonably withheld.

20. NOTICES              Any notices desired,  required or permitted to be given
                         hereunder  shall  be sent  by  facsimile  or  delivered

ITEM                                    DESCRIPTION
----                                    -----------

                         personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses:

                         (i)  if to UH,  to the  address  first  written  above,
                         Attention: Frank Terzo, facsimile ; with a copy to Crone Kline Rinde LLP, 488 Madison Ave., 12th Fl., New York, NY 10022, Attention: Paul C. Levites, Esq., facsimile +1-212-400-6901; and a copy to Valor, to Talstrasse 20, Second Floor, CH 8002, Zurich, Switzerland, Attention: Shafiq Nazerali, facsimile 011-41-44-201-7994; with a copy to Crone Kline Rinde,
                         488  Madison  Ave.,  12th  Fl.,  New  York,  NY  10022,
                         Attention: Adam S. Gottbetter, Esq., facsimile +1-212-400-6901; and

                         (ii) if to the Companies, at the address set forth above, Attention: CEO, facsimile +1-604-543-1768, with a copy to Boughton Law Corporation, 595 Burrard Street, Suite 1000, Vancouver, British Columbia, , Attention:
                         Rory Godinho, facsimile +1-604-683-5317.

21. DISCLAIMERS          UH and Valor are not  broker/dealers.  This document is
                         for information purposes only and is not a solicitation
                         of any  order  to  buy  or  sell  securities  or  other
                         instruments.  The  information  provided  herein may be
                         displayed   and   printed   for  your  use  only.   The
                         information  is not intended to provide  tax,  legal or
                         investment advice. The securities  described herein may
                         not be eligible for sale in all jurisdictions or to all
                         categories  of  investors.  Each  of UH,  Valor,  their
                         respective  affiliates,  and any  officer,  director or
                         stockholder, client or any member of their families may
                         from time to time  purchase  or sell or have a position
                         in  any  securities  discussed  herein.  There  may  be
                         instances when fundamental,  technical and quantitative
                         opinions contained herein, if expressed,  may not be in
                         concert.   UH,  Valor,  or  one  of  their   respective
                         affiliates,  may from time to time  perform  investment
                         banking or other  services  for the  company  mentioned
                         herein. UH, Valor,  and/or their respective  directors,
                         officers,  and  employees  or  clients  may  serve as a
                         director of the  company  mentioned  herein.  UH and/or
                         Valor accept no liability for any loss or damage of any
                         kind   whatsoever   arising  out  of  the  use  of  the
                         information  contained  herein.  You may not reproduce,
                         retransmit,  distribute,  sell,  publish,  broadcast or
                         circulate  the  information  to  anyone,   without  the
                         express written consent of UH and/or Valor, as the case may be. This communication is not an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

22. BINDING NATURE.      This Letter of Intent reflects the understanding of the
                         parties concerning the matters described herein, and is
                         intended to be and does  constitute a legally  binding,
                         enforceable  agreement and commitment of the parties to
                         conclude a final and formal  agreement.  Any additional
                         obligations   of  the  parties   with  respect  to  the
                         Transactions agreed to by the parties and intended to be binding shall be memorialized by the execution and delivery of the definitive Merger Agreement and related documentation.

                         The binding nature of this Letter of Intent is subject only to UHcontinuing to advance the Additional Bridge Financing to the Companies on a monthly basis as contemplated by Item 3, starting with the advances for August 2014 and September 2014, which shall be immediately due and payable upon the execution of this Letter of Intent, and monthly thereafter on the last day of each month and ending with the advance for the month prior to the Closing Date. In the event that the October Additional Bridge Financing is not advanced by UH to the Companies on the last day of October 2014, UH shall have a cure period of one week (the "Cure Period") after the date on which the advance was to have been paid to advance the $120,000 for the OctoberAdditional Bridge Financing, provided that if such advance is not paid to the Companies by midnight on the last day of the Cure Period, this Letter of Intent shall become non-binding immediately without any further action by the parties.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

We look forward to working with you to complete the Transactions successfully and expeditiously. If the foregoing correctly sets forth your understanding of our recent discussions, please evidence your agreement to this Letter of Intent by executing and returning to us a copy of this Letter of Intent in the space set forth below.

URBAN HYDROPONICS, INC.

By: /s/ Frank Terzo
    ----------------------------------------------
      Name: Frank Terzo
      Title:   President

AGREED TO AND ACCEPTED:

This 3rd day of October, 2014

URBAN CULTIVATOR INC.

By: /s/ Tarren    Wolfe
    ----------------------------------------------
      Name: Tarren Wolfe
      Title:   Director

BC NORTHERN LIGHTS, INC.

By:  /s/ Tarren Wolfe
    ----------------------------------------------
      Name: Tarren Wolfe
      Title:   President

W3 METAL INC.

By: /s/ Tareen Wolfe
    ----------------------------------------------
      Name: Tarren Wolfe
      Title:   Director

0838373 B.C. LTD.

By: /s/ Tarren Wolfe
    ----------------------------------------------
      Name: Tarren Wolfe
      Title:

                                0838373 B.C. LTD.
                              URBAN CULTIVATOR INC.
                       BC NORTHERN LIGHTS ENTERPRISES LTD.
                                 W3 METALS INC.
                          Unit 311 - 13060 80th Avenue
                    Surrey, British Columbia, Canada V3W 3B2

October 31, 2014

Mr. Frank Terzo
Urban Hydroponics, Inc.
Suite 433, 4045 Sheridan Avenue
Miami Beach, Florida  33140
United States

Gentlemen:

We refer to that certain Letter of Intent dated October 3, 2014 (the "LOI") whereby 0838373 B.C. Ltd. ("Numbered Company"), Urban Cultivator Inc. ("UC"), BC Northern Lights Enterprises Ltd. ("BCNL") and W3 Metal Inc. ("W3", and together with Numbered Company, UC and BCNL, the "Companies") intend to complete a private placement offering, merger and related transactions with Urban Hydroponics, Inc., formerly known as Placer Del Mar Ltd., and/or its affiliates ("UH"), a U.S. publicly traded company. Capitalized terms not defined in this letter shall have the meanings given to them in the LOI.

The Companies and UH desire to revise certain terms in the LOI relating to the Bridge Financing.

Accordingly, the LOI is hereby amended as follows:

     1. With respect to the UH Bridge Financing discussed in Section 3 of the LOI, UH may offer and sell the Bridge Notes plus the Additional Bridge Notes up to an aggregate principal amount of $1,500,000 (the "Bridge Notes Maximum").

     2. The capitalization table set forth in Exhibit A hereto, which replaces and supersedes the capitalization table set forth as Exhibit C to the LOI, reflects that number of shares of UH common stock issuable upon exercise of the Bridge Warrants to be issued to the holders of the Bridge Notes and the Additional Bridge Notes up to the Bridge Notes Maximum.

Other than the foregoing changes, all other terms and conditions of the LOI remain in full force and effect.


                       SIGNATURE PAGE IMMEDIATELY FOLLOWS

     If the provisions of this letter are acceptable to you, please so indicate by signing and dating this letter in the space provided below on one or more counterparts to confirm our mutual understandings as set forth in this letter and return to the undersigned one signed copy of this letter.

Very truly yours,

URBAN CULTIVATOR INC.

By: s/ Tarren Wolfe
    ----------------------------------------------
      Name: Tarren Wolfe
      Title:   Director

BC NORTHERN LIGHTS, INC.

By: /s/ Tarren Wolfe
    ----------------------------------------------
      Name: Tarren Wolfe
      Title:   President

W3 METAL INC.

By: /s/ Tarren Wolfe
    ----------------------------------------------
      Name: Tarren Wolfe
      Title:   Director

0838373 B.C. LTD.

By: /s/ Tarren Wolfe
    ----------------------------------------------
      Name: Tarren Wolfe
      Title:

AGREED TO AND ACCEPTED:
This 31st day of October, 2014
URBAN HYDROPONICS, INC.

By: /s/ Frank Terzo
    ----------------------------------------------
Name: Frank Terzo
Title:   President